EXHIBIT 4.1

DTE ENERGY COMPANY
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE

SERIES F SUPPLEMENTAL INDENTURE DATED AS OF NOVEMBER 1, 2019

SUPPLEMENTING THE AMENDED AND RESTATED INDENTURE
DATED AS OF APRIL 9, 2001
PROVIDING FOR
2019 2.25% REMARKETABLE SENIOR NOTES DUE 2025

i

	Modificaiton of Terms in Connection with a Successful Remarketing	13
	Put Right	14

ARTICLE X	TAX TREATMENT	15

	Tax Treatment	15

ARTICLE XI	THE TRUSTEE	15

	Reserved	15
	Reserved	15
	Security Registrar and Paying Agent	15
	Concerning the Trustee	15
	Patriot Act Requirements of Trustee	16
	Notice upon Trustee	16

ARTICLE XI	THE TRUSTEE	16

	Ratification of Indenture; Series F Supplemental Indenture Controls	16
	Recitals	16
	Governing Law	16
	Separability Clause	17
	Counterparts	17

Exhibit A:    Form of Note and the Trustee’s Certificate of Authentication

Exhibit B:    Form of Put Notice

SERIES F SUPPLEMENTAL INDENTURE
THIS SERIES F SUPPLEMENTAL INDENTURE, dated as of November 1, 2019 (the “Series F Supplemental Indenture”), is between DTE ENERGY COMPANY, a Michigan corporation, having its principal office at One Energy Plaza, Detroit, Michigan 48226-1279 (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee under the Base Indenture (as defined below), having a corporate trust office at 240 Greenwich Street, New York, NY 10286 (herein called the “Trustee”).
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of April 9, 2001, as amended, supplemented or modified (as so amended, supplemented or modified, the “Base Indenture”) providing for the issuance by the Company from time to time of its debt securities; and
WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as supplemented and amended by this Series F Supplemental Indenture, and as may be hereafter supplemented or amended from time to time in accordance herewith and therewith, is herein called the “Indenture”; and
WHEREAS, the Company now desires to provide for the issuance of a series of its unsecured, senior debt securities pursuant to the Base Indenture; and
WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Base Indenture, including Section 901 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Series F Supplemental Indenture to the Base Indenture as permitted by Section 201 and Section 301 of the Base Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of its debt securities under the Base Indenture, which shall be known as the “2019 Series F 2.25% Remarketable Senior Notes due 2025”; and
WHEREAS, all things necessary to make such debt securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Base Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Series F Supplemental Indenture a valid, binding and legal agreement of the Company, have been done; and
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of debt securities, and for and in consideration of the premises and of the covenants contained in the Base Indenture and in this Series F Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:
ARTICLE I
DEFINITIONS
1.1    Definition of Terms. For all purposes of this Series F Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)    the capitalized terms not otherwise defined herein shall have the meanings set forth in the Base Indenture or, if not defined in the Base Indenture, in the Purchase Contract and Pledge Agreement;
(b)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(c)    all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;
(d)    a reference to a Section or Article is to a Section or Article of this Series F Supplemental Indenture unless otherwise stated;
(e)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Series F Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;
(f)    the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”); and
(g)    headings are for convenience of reference only and do not affect interpretation.
“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the City of New York, New York are generally authorized or required by law, regulation or executive order to remain closed.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that Person.
“Coupon Rate” has the meaning set forth in Section 2.5(b).
“Corporate Trust Office” means the principal office of the Trustee in The City of New York, New York, at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is that indicated in the introductory paragraph of this Indenture.
“Equity Unit” shall have the meaning set forth in the Underwriting Agreement.
“Form of Note” means the “Form of 2019 Series F 2.25% Remarketable Senior Note due 2025” attached hereto as Exhibit A.
“Global Note” shall have the meaning set forth in Section 2.4.
“Holder” means (i) with respect to the Corporate Units or the Treasury Units, such term as defined in the Purchase Contract and Pledge Agreement and (ii) with respect to the Notes, the Person in whose name a Note is registered in the Security Register.
“Increased Principal Amount” shall have the meaning set forth in Section 2.9.
“Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the Notes due on such Interest Payment Date.
“Interest Payment Date” shall have the meaning set forth in Section 2.5(a).
“Interest Period” means, with respect to any Interest Payment Date, the period from, and including, the immediately preceding Interest Payment Date (or if none, November 1, 2019) to, but excluding, such Interest Payment Date.
“Notes” shall have the meaning specified in Section 2.1.
“Original Issue Date” means November 1, 2019 or, in the case of Notes issued in connection with any exercise by the Underwriters of the over-allotment option granted pursuant to the Underwriting Agreement, the date on which such Notes are issued.
“Pledged Notes” shall have the meaning set forth in Section 2.9.
“Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement, dated as of November 1, 2019, between the Company and The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent, collateral agent, custodial agent and securities intermediary, as amended from time to time.
“Put Price” shall have the meaning specified in Section 9.5(a).
“Put Right” shall have the meaning set forth in Section 9.5(a).
“Put Right Default” shall have the meaning set forth in Section 2.6.
“Redemption” means the redemption of the Notes pursuant to the terms of Article III.
“Redemption Date” shall have the meaning set forth in Section 3.1.
“Redemption Price” means, for any Note, the principal amount of such Note, plus accrued and unpaid interest, if any, to but excluding the Redemption Date.
“Reduced Principal Amount” shall have the meaning set forth in Section 2.9.
“Regular Record Date” means, with respect to any Interest Payment Date for the Notes, the fifteenth day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (whether or not a Business Day).
“Released Note” shall have the meaning set forth in Section 2.9.
“Remarketed Notes” means, with respect to all Remarketings during any Applicable Remarketing Period, the aggregate principal amount of Notes underlying the Pledged Applicable Ownership Interests in Notes and the Separate Notes, if any, subject to Remarketing as identified to the Remarketing Agent(s) by the Purchase Contract Agent and the Custodial Agent, respectively, in each case pursuant to the terms of the Purchase Contract and Pledge Agreement.
“Remarketing Agent(s)” means the Remarketing Agent(s) appointed by the Company, pursuant to the Remarketing Agreement.
“Reset Rate” shall have the meaning specified in Section 9.3(a).
“Stated Maturity” shall have the meaning specified in Section 2.2.
“Subjected Note” shall have the meaning set forth in Section 2.9.
“Underwriters” means the several underwriters named on Schedule I to the Underwriting Agreement, for whom Wells Fargo Securities, LLC acted as representative.
“Underwriting Agreement” means the Underwriting Agreement, dated as of October 29, 2019, by and among the Company and the Underwriters, for the sale of up to 26,000,000 of the Company’s Corporate Units.
The terms “Company,” “Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Series F Supplemental Indenture.
ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE NOTES
2.1    Designation and Principal Amount. There is hereby authorized a new series of Securities, to be designated the “2019 Series F 2.25% Remarketable Senior Notes due 2025,” (the “Notes”) in the initial aggregate principal amount of $1,300,000,000, which amount shall be set forth in any written orders of the Company for the authentication and delivery of Notes pursuant to Section 301 of the Base Indenture and Section 6.1 hereof. Any additional Notes issued on account of any exercise by the Underwriters of the option granted pursuant to the Underwriting Agreement will have the same Stated Maturity and other terms as those initially issued and shall be consolidated with and part of the same series of Securities as the Notes initially issued under this Series F Supplemental Indenture. For the avoidance of doubt, no additional Notes may be issued following the Original Issue Date, except as expressly set forth in the first sentence of this Section 2.1.
2.2    Stated Maturity. The “Stated Maturity” of the Notes is initially November 1, 2025; provided that such date may be changed as set forth in Section 9.4. For the avoidance of doubt, with respect to the Notes, the term “Stated Maturity” refers only to the date on which principal is due and payable as set forth in this Section 2.2 (as such date may be changed as set forth in Section 9.4).
2.3    Form and Payment; Minimum Transfer Restriction.
(a)    Except as provided in Section 2.4, the Notes shall be issued in fully registered definitive form without coupons. All Notes shall have identical terms. Notes corresponding to Applicable Ownership Interests in Notes that are components of Corporate Units shall be registered in the name of the Purchase Contract Agent or its nominee. Principal of the Notes will be payable (subject to the last sentence of this Section 2.3(a)), the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the Corporate Trust Office of the Trustee; provided that, notwithstanding anything to the contrary in the Base Indenture, payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if such Person so requests and designates an account in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account, and provided further that the Company, in its discretion may remove the Paying Agent and may appoint one or more additional Paying Agents (including the Company or any of its affiliates). Payments with respect to any Global Note or any Note corresponding to Applicable Ownership Interests in Notes that are components of Corporate Units will be made by wire transfer to the Depository or in accordance with any other applicable procedures of the Depository.
(b)    The Notes shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided, however, that upon the release by the Collateral Agent of Notes underlying the Pledged Applicable Ownership Interests in Notes in accordance with Section 3.15 of the Purchase Contract and Pledge Agreement, if any Holder or beneficial owner shall be entitled to receive Notes in an aggregate principal amount that is not an integral multiple of $1,000, upon request of the Purchase Contract Agent, on behalf of such Holder or beneficial owner, the Company shall issue Notes in minimum denominations of $50, or integral multiples thereof, in exchange for Notes in minimum denominations of $1,000 or integral multiples thereof. The second sentence of Section 302 of the Base Indenture shall not apply with respect to the Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Notes, be deemed to refer instead to this Section 2.3(b).
2.4    Exchange and Registration of Transfer of Notes; Restrictions on Transfers; Depository. Notes corresponding to Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be initially issued in permanent global form (a “Global Note”), and if issued as one or more Global Notes, the Depository shall be The Depository Trust Company or such other depository that is a clearing agency registered under Section 17A of the Exchange Act as any officer of the Company may from time to time designate. On the date on which the Notes registered in the name of the Purchase Contract Agent pursuant to Section 2.3 are issued, the Company shall also issue one or more Global Notes representing Notes, registered in the name of the Depository or its nominee, each having a zero principal balance. Upon the creation of Treasury Units, or the re-creation of Corporate Units or in any other case where the Collateral Agent releases Notes underlying the Pledged Applicable Ownership Interests in Notes, an appropriate annotation shall be made on the Schedule of Increases or Decreases in Note on the Global Notes held by the Depository and on the Pledged Note held by the Collateral Agent. Notwithstanding anything to the contrary in the Base Indenture, except upon recreation of Corporate Units, Notes represented by the Global Notes will be exchangeable for Notes in definitive form only (x) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the Global Notes or (B) has ceased to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository that is a clearing agency registered under Section 17A of the Exchange Act is not appointed by the Company within 90 days after such notice or cessation, or (y) upon the occurrence and during the continuance of an Event of Default or any other event that after notice or lapse of time, would constitute an Event of Default with respect to the Notes and any beneficial owner of a Global Note requests that its beneficial interest be exchanged for a Note in definitive form; provided, subject to Section 2.3, that the Notes in definitive form so issued in exchange for the Global Notes shall be in denominations of $1,000 or any whole multiple of $1,000 above that amount and shall be of like aggregate principal amount and tenor as the portion of the Global Note to be exchanged. Except as provided above, owners of beneficial interests in a Global Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders thereof for any purpose under the Indenture. Any Global Note that is exchangeable pursuant to clause (x) of the fourth sentence of this Section 2.4 shall be exchangeable for Notes in definitive form registered in such names as the Depository shall direct.
2.5    Interest.
(a)    Subject to Section 2.5(b), interest on the Notes shall be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, subject to adjustment in accordance with Section 2.5(b), an “Interest Payment Date”), commencing February 1, 2020 and at Stated Maturity, to the Person in whose name the relevant Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date except that interest payable at the Stated Maturity shall be paid to the Person to whom principal is payable. Subject to modification pursuant to Section 9.4, interest shall be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during a 30-day month. If any Interest Payment Date, Redemption Date, the Stated Maturity or the date (if any) on which the Company is required to purchase the Notes pursuant to Section 9.5 is not a Business Day, then the applicable payment shall be made on the next succeeding day that is a Business Day and no interest shall accrue or be paid in respect of such delay. Section 114 of the Base Indenture is hereby superseded in its entirety, with respect to the Notes, by the immediately preceding sentence, and any reference in the Base Indenture to such Section 114 shall, for purposes of the Notes, be deemed to refer instead to the immediately preceding sentence. Section 310 of the Base Indenture is hereby superseded in its entirety, with respect to the Notes, by the second sentence of this Section 2.5(a), and any reference in the Base Indenture to such Section 310 shall, for purposes of the Notes, be deemed to refer instead to the second sentence of this Section 2.5(a).
(b)    The Notes will bear interest initially at the rate of 2.25% per year (the “Coupon Rate”) from, and including, November 1, 2019 to, but excluding, the date the principal amount thereof is paid or made available for payment, or in the event of a Successful Remarketing, the Remarketing Settlement Date. In the event of a Successful Remarketing of the Notes, the interest rate applicable to the Notes may be reset by the Remarketing Agent(s) to the applicable Reset Rate with effect from the Remarketing Settlement Date, as set forth in Section 9.3. If the interest rate is so reset, the Notes will bear interest at the applicable Reset Rate from, and including, the Remarketing Settlement Date to, but excluding, the date the principal amount thereof is paid or made available for payment. In the event of a Successful Remarketing, following the applicable Remarketing Settlement Date, interest on Notes will be payable semi-annually on May 1 and November 1 and, if the Notes are remarketed as floating-rate notes, interest on the Notes will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, or if any such date is not a Business Day, on the next following Business Day. If the Company remarkets the Notes as floating-rate notes, without the consent of any Holder of Notes, the Company may modify the Interest Payment Dates to provide that if any February 1, May 1, August 1 and November 1 is not a Business Day, the relevant Interest Payment Date shall be the immediately succeeding Business Day. If there is no Successful Remarketing, the interest rate applicable to the Notes will not be reset, the Interest Payment Dates shall remain the same and the Notes shall continue to bear interest at the Coupon Rate. The Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, unless a Successful Remarketing shall have occurred, in which case on and after the Remarketing Settlement Date the Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Reset Rate.
2.6    Events of Default. An Event of Default as defined in the Base Indenture shall be an Event of Default with respect to the Notes. In addition, an Event of Default with respect to the Notes will occur if the Company fails to pay the Put Price of any Note on the Purchase Contract Settlement Date after a Holder’s Put Right has been exercised pursuant to Section 9.5 (a “Put Right Default”). For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Trustee or the Holders of the Notes, no breach by the Company of any covenant or obligation under the Base Indenture or the terms of the Notes shall be an Event of Default except those that are specifically identified as an Event of Default under the Base Indenture (including, for the avoidance of doubt in Section 501(4) of the Base Indenture) or a Put Right Default.
2.7    No Defeasance. Prior to the Purchase Contract Settlement Date, the provisions of Section 403 of the Base Indenture and Sections 401(1)(B)(ii) and (iii) of the Base Indenture shall not apply to the Notes. After the Purchase Contract Settlement Date, the provisions of Section 403(2) and 403(3) of the Base Indenture shall be applicable to the Notes.
2.8    No Sinking Fund or Repayment at Option of the Holder. The Notes shall not be subject to any sinking fund or analogous provision and, except in the case of the Put Right, shall not be repayable at the option of a Holder thereof prior to the Stated Maturity. Article Twelve of the Base Indenture shall not apply to the Notes.
2.9    Increase and Decrease in Pledged Notes. In the event that any Notes underlying Pledged Applicable Ownership Interests in Notes with respect to any Corporate Units in global form are to be released from the Pledge following a Termination Event, Collateral Substitution, Cash Settlement, Successful Remarketing, Early Settlement or Fundamental Change Early Settlement pursuant to the Purchase Contract and Pledge Agreement (a “Released Note”), such release and delivery shall be evidenced by an endorsement by the Collateral Agent on the Note held by the Collateral Agent (the “Pledged Note”) reflecting a reduction in the principal amount of such Pledged Note equal in amount (the “Reduced Principal Amount”) to the principal amount of the Released Note. The Collateral Agent shall confirm any such Reduced Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Pledged Note evidencing such Reduced Principal Amount to the Trustee at the telecopier number, e-mail address or other address of the Trustee provided for notices to the Trustee in Section 11.6 (or at such other telecopier number, e-mail address or other address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall increase the principal amount of a Global Note held by the Trustee in an amount equal to the Reduced Principal Amount by an endorsement made by the Trustee on such Global Note to reflect such increase. In the event that a Note is transferred to the Collateral Agent pursuant to Section 3.14 of the Purchase Contract and Pledge Agreement (a “Subjected Note”) in connection with the re-creation of Corporate Units, such transfer shall be evidenced by an endorsement by the Collateral Agent on the Pledged Note held by the Collateral Agent reflecting an increase in the principal amount of such Pledged Note equal in amount (the “Increased Principal Amount”) to the principal amount of such Subjected Note. The Collateral Agent shall confirm any such Increased Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Pledged Note evidencing such Increased Principal Amount to the Trustee at the telecopier number, e-mail address or other address of the Trustee provided for notices to the Trustee in Section 11.6 (or at such other telecopier number, e-mail address or other address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall decrease the principal amount of the Global Note held by the Trustee in an amount equal to the Increased Principal Amount by an endorsement made by the Trustee on such Global Note to reflect such decrease.
2.10    No Additional Amounts. The Company will not pay any Additional Amounts to any Holder that is not a United States person in respect of any tax, assessment or governmental charge.
2.11    Consolidation, Merger, Conveyance, Transfer or Lease. Section 801(1) of the Base Indenture is hereby amended with respect to the Notes by deleting the words “, partnership or trust” therein.
2.12    Ranking. The Notes shall rank equally with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.
2.13    Limitation on Secured Debt. Section 1009 of the Base Indenture shall be applicable to the Notes.
ARTICLE III
REDEMPTION OF THE NOTES
3.1    Optional Redemption by Company in event of Failed Final Remarketing. The Company may redeem the Notes at its option only if there has been a Failed Final Remarketing. In the event of a Failed Final Remarketing, any Notes that remain Outstanding after the Purchase Contract Settlement Date will be redeemable on or after November 1, 2024 at the Company’s option, in whole or in part, at any time and from time to time, at a price per Note equal to the Redemption Price, payable on the date of redemption (such date, the “Redemption Date”). If the Company redeems less than all of the Outstanding Notes, and the Notes are Global Notes, then, notwithstanding anything to the contrary in the Base Indenture, the particular Notes to be redeemed will be selected for redemption in accordance with the applicable procedures of the Depository. If the Notes are not Global Notes, the Trustee will select the Notes to be redeemed pursuant to Section 1103 of the Base Indenture. The Company may at any time irrevocably waive the right to redeem the Notes for any specified period (including the remaining term of the Notes). The Company shall not redeem the Notes if the Notes have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all Outstanding Notes for all Interest Periods terminating on or prior to the Redemption Date. Following a Successful Remarketing of the Notes, the Notes will cease to be redeemable at the Company’s option.
3.2    Effect of Redemption. Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, once notice of Redemption is given in accordance with Section 1104 of the Base Indenture and funds are irrevocably deposited in accordance with Section 1105 of the Base Indenture, (i) interest shall cease to accrue on the Notes to be redeemed on and after the Redemption Date (unless the Company shall default in payment of the Redemption Price), (ii) the Notes to be redeemed shall no longer be Outstanding and (iii) all rights of the Holders in respect of the Notes to be redeemed shall terminate and lapse (other than the right to receive any amount owed in connection with a Redemption but without interest on such amount).
3.3    Amendments to Article Eleven of Base Indenture. Solely for purposes of the Notes, (i) Section 1104, Section 1105 and Section 1106 of the Base Indenture are hereby deemed amended by removing any reference therein to accrued interest being payable on any Notes upon Redemption (in addition to the applicable redemption price) and (ii) for the avoidance of doubt, the “Redemption Price” referred to therein shall be the Redemption Price.
ARTICLE IV
[RESERVED]
ARTICLE V
FORM OF NOTE
5.1    Form of Note. Notwithstanding anything to the contrary in the Base Indenture, the Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.
ARTICLE VI
ORIGINAL ISSUE OF NOTES
6.1    Original Issue of Notes. Notes in the initial aggregate principal amount of up to $1,300,000,000 may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by any Officer of the Company, without any further corporate action by the Company, all in accordance with the terms of the Base Indenture.
ARTICLE VII
RESERVED
ARTICLE VIII
MODIFICATION OF INDENTURE
8.1    Modification of Indenture without Consent of Holders of Notes. Section 901(4) of the Base Indenture shall not apply to the Notes. In addition to subsections (1) through (3) and (5) through (14) of Section 901 of the Base Indenture, without the consent of any Holder of a Note, the Company and the Trustee may (1) modify the form and terms of the Notes in connection with a Successful Remarketing solely to set forth the modifications to the terms of the Notes pursuant to Section 9.4 and as described in this Series F Supplemental Indenture (notwithstanding anything to the contrary in Section 902(1) of the Base Indenture) and (2) amend the Notes, the Base Indenture (insofar as it relates to the Notes) and this Series F Supplemental Indenture to conform the provisions thereof or hereof to the descriptions thereof or hereof contained in the preliminary prospectus supplement dated October 28, 2019 for the Equity Units, as supplemented by any free writing prospectus used in connection with the offering of the Equity Units, under the sections entitled “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Senior Notes.”
8.2    Modification of Indenture with Consent of Holders of Notes. With the consent of the Holders of not less than a majority in the principal amount of the Outstanding Notes (except as otherwise provided in Section 902 of the Base Indenture), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto or to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this Series F Supplemental Indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that, in addition to the restrictions set forth in the proviso contained in Section 902 of the Base Indenture (which shall apply to this Section 8.2, mutatis mutandis), no such supplemental indenture shall, without the consent of the Holders of each Outstanding Note affected thereby: (i) modify the Put Right of Holders of the Notes upon a Failed Remarketing in a manner materially adverse to the Holders or (ii) modify the Remarketing provisions of the Notes in a manner materially adverse to the Holders, it being understood that any modification of the terms of the Notes permitted pursuant to Section 9.4 in connection with a Remarketing that is made in accordance with the terms of the Indenture may be made without the consent of any Holders of the Notes. The first sentence of Section 902 of the Base Indenture shall not apply with respect to the Notes (other than the proviso therein, which shall apply as set forth in the immediately preceding sentence), and any reference in the Base Indenture to the provisions therein shall, for purposes of the Notes, be deemed to refer instead to the applicable provision in this Section 8.2.
ARTICLE IX
REMARKETING
9.1    Remarketing Procedures.
(a)    In the case of an Optional Remarketing, unless a Termination Event has occurred prior to the Optional Remarketing Period, or in the case of a Final Remarketing, unless a Successful Optional Remarketing or Termination Event has occurred prior to the Final Remarketing Period, the Company shall engage the Remarketing Agent(s) pursuant to the Remarketing Agreement for the Remarketing of the Notes as set forth under Section 9.2. The Company shall, no later than (a) in the case of an Optional Remarketing, five Business Days prior to the first day of the Optional Remarketing Period or (b) in the case of a Final Remarketing, seven days prior to the first day of the Final Remarketing Period, request that the Depository or its nominee notify the beneficial owners or Depository participants holding Separate Notes, Corporate Units and Treasury Units, and shall provide a copy of such request to the Collateral Agent and the Purchase Contract Agent, in the case of an Optional Remarketing, of the Company’s intent to attempt an Optional Remarketing in the Applicable Remarketing Period, and in all cases, of the proposed Remarketing Dates and the procedures to be followed in each Remarketing, including the procedures to be followed by Holders of Separate Notes to participate in a Remarketing, the applicable procedures for Holders of Corporate Units to create Treasury Units or Holders of Treasury Units to recreate Corporate Units, as the case may be, the applicable procedures for Holders of Corporate Units to effect an Early Settlement and, in the case of a Final Remarketing, applicable procedures to effect a Cash Settlement, the applicable procedures that must be followed by a Holder of Separate Notes if such Holder wishes to exercise its Put Right or by a Holder of Corporate Units if such Holder elects not to exercise its Put Right, and any elections the Company has made in connection with such Remarketing.
(b)    At any time after notice is given by the Company in accordance with Section 9.1(a), other than during a Blackout Period, each Holder of Separate Notes may elect to have Separate Notes held by such Holder remarketed in the applicable Remarketing for which notice was given. A Holder making such an election must notify the Custodial Agent and deliver such Separate Notes to the Custodial Agent in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement. Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn, other than during a Blackout Period, by notifying the Custodial Agent on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Applicable Remarketing Period in accordance with the Purchase Contract and Pledge Agreement. Any such notice and delivery not withdrawn in accordance with the immediately preceding sentence will be irrevocable with respect to each Remarketing to occur during the Applicable Remarketing Period. Pursuant to Section 5.02 of the Purchase Contract and Pledge Agreement, by (or, in the case of a Final Remarketing, promptly after) 4:00 p.m., New York City time on the Business Day immediately preceding the first day of the Applicable Remarketing Period, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the aggregate principal amount of Separate Notes surrendered for Remarketing. Pursuant and subject to Section 5.02 of the Purchase Contract and Pledge Agreement, Notes that underlie Applicable Ownership Interests in Notes included in Corporate Units will be deemed surrendered for Remarketing (unless in the case of a Final Remarketing, the Holder thereof has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price) and will be remarketed in accordance with the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement.
(c)    The right of each Holder of Remarketed Notes to have such Notes remarketed on any Remarketing Date and sold on any Optional Remarketing Date or Final Remarketing Date, as the case may be, shall be subject to the conditions that (i)(A) the Remarketing Agent conducts any Optional Remarketing or (i)(B) in the case of a Final Remarketing, that no Successful Optional Remarketing has occurred pursuant to the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement, (ii) a Termination Event has not occurred prior to the Optional Remarketing Date or Final Remarketing Date, as the case may be, (iii) the Remarketing Agent(s) are able to find a purchaser or purchasers for Remarketed Notes at the Remarketing Price based on the Reset Rate and (iv) each condition precedent to settlement of the Remarketed Notes set forth in the Remarketing Agreement is satisfied or waived.
(d)    Neither the Trustee, the Company, nor the Remarketing Agent(s) shall be obligated in any case to provide funds to make payment upon surrender of Notes for remarketing.
9.2    Remarketing.
(a)    Unless a Termination Event has occurred prior to such date, if the Company elects to conduct an Optional Remarketing during an Optional Remarketing Period selected by the Company pursuant to the Purchase Contract and Pledge Agreement, the Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price as provided in the Remarketing Agreement.
(b)    In the case there is no Successful Optional Remarketing during the Optional Remarketing Period, either because the Remarketing Agent is unable to remarket the Notes at the applicable Remarketing Price or because a condition precedent to the Remarketing has not been satisfied, and unless a Termination Event has occurred prior to such date, during the Final Remarketing Period, the Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price as provided in the Remarketing Agreement.
(c)    The Remarketing on any Remarketing Date will be considered successful if the resulting proceeds are at least equal to the applicable Remarketing Price. The Company has the right to postpone any Optional Remarketing for any reason in its sole and absolute discretion.
(d)    The Company has the right to postpone the Final Remarketing in its sole and absolute discretion on any day prior to the last three Business Days of the Final Remarketing Period.
9.3    Reset Rate.
(a)    In connection with each Remarketing, in order to remarket the Notes, the Remarketing Agent, in consultation with the Company, may reset the interest rate on the Notes either upward or downward or, if the Notes are remarketed as floating-rate notes, may determine the reset spread above an interest rate index selected by the Company applicable to the Notes, as provided in the Remarketing Agreement (the new interest rate in the case of fixed-rate notes, and the interest rate index plus the reset spread, in the case of floating-rate notes, being referred to herein as the “Reset Rate”).
(b)    Anything herein to the contrary notwithstanding, no Reset Rate shall in any event exceed the maximum rate permitted by applicable law.
(c)    In the event of a Successful Remarketing, the interest rate for the Notes shall be reset on the Remarketing Settlement Date to the applicable Reset Rate as determined by the Remarketing Agent, in consultation with the Company, under the Remarketing Agreement, and the Company shall (1) notify the Trustee by an Officers’ Certificate delivered to the Trustee and (2) request the Depository to notify its Depository participants holding Notes, in each case, of the Reset Rate, Stated Maturity, Interest Payment Dates, and any other modified terms established for the Notes in connection with such Successful Remarketing, no later than 9:00 a.m. New York City time on the Business Day following the date of such Successful Remarketing. Upon a Successful Remarketing, the Reset Rate shall apply to all Outstanding Notes, whether or not the Holders of all Outstanding Notes participated in such Remarketing.
(d)    If a reset of the interest rate on the Notes occurs pursuant to a Successful Optional Remarketing, the Reset Rate shall be the interest rate, or derived from the interest rate spread, as applicable, determined by the Remarketing Agent(s), in consultation with the Company, pursuant to the Remarketing Agreement, as the interest rate or interest rate spread, as applicable, the Notes should bear in order for the Remarketing proceeds to equal at least 100% of the sum of the Treasury Portfolio Purchase Price and the Separate Notes Purchase Price (if any).
(e)    If a reset of the interest rate on the Notes occurs pursuant to a Successful Final Remarketing, the Reset Rate shall be the interest rate, or derived from the interest rate spread, as applicable, determined by the Remarketing Agent(s), in consultation with the Company, pursuant to the Remarketing Agreement, as the interest rate or interest rate spread, as applicable, the Notes should bear in order for the Remarketing proceeds to equal at least 100% of the aggregate principal amount of Notes to be remarketed.
(f)    In the event of a Failed Remarketing, or if no Applicable Ownership Interests in Notes are included in Corporate Units (or the Holder of each such Corporate Unit has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price) and none of the Holders of the Separate Notes elect to have their Notes remarketed in any Remarketing, the applicable interest rate on the Notes will not be reset and will continue to be the Coupon Rate.
(g)    If there is a Failed Remarketing, the Company shall cause a notice of the unsuccessful Remarketing to be published not later than 9:00 a.m., New York City time on the Business Day following the Applicable Remarketing Period. This notice shall be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.
9.4    Modification of Terms in Connection with a Successful Remarketing.
In consultation with the Remarketing Agent and without the consent of any Holders of the Notes, the Company may (but shall not be required to) elect in connection with a Remarketing to:
(a)    move up the Stated Maturity of the Notes to a date earlier than November 1, 2025 but not earlier than November 1, 2024;
(b)    reset the interest rate on the Notes, pursuant to Section 9.3; and
(c)    pursuant to Section 9.3, remarket the Notes as fixed-rate notes or floating-rate notes and, in the case of floating-rate notes, provide that the interest rate on the Notes shall be equal to an interest rate index selected by the Company plus the reset spread (as determined by the Remarketing Agent, in consultation with the Company), in which case interest on the Notes may be calculated on the basis of a 365-day year and the actual number of days elapsed (or such other basis as is customarily used for floating-rate notes bearing interest at a rate based on such interest rate index).
All such modifications shall take effect only if there is a Successful Remarketing. All such modifications shall take effect on the Remarketing Settlement Date, without the consent of Holders, and shall apply to all Outstanding Notes, whether or not included in such Successful Remarketing. If the Company conducts an Optional Remarketing and no Successful Remarketing occurs during the Optional Remarketing Period, the Company may make different elections for the Final Remarketing Period than those made in the Optional Remarketing Period.
Following any Successful Remarketing, and without the consent of Holders, (i) the Notes will not be redeemable at the Company’s option, and the provisions under Article III hereof and Article Eleven of the Base Indenture will no longer apply to the Notes, and (ii) the Interest Payment Dates shall be modified as set forth in Section 2.5.
9.5    Put Right.
(a)    If there has not been a Successful Remarketing on or prior to the last day of the Final Remarketing Period, Holders of Notes will, subject to this Section 9.5, have the right (the “Put Right”) to require the Company to purchase such Notes for cash on the Purchase Contract Settlement Date, at a price per Note to be purchased equal to the principal amount of the applicable Note (the “Put Price”).
(b)    The Put Right of a Holder of a Separate Note shall only be exercisable upon delivery of a notice substantially in the form attached as Exhibit B hereto (or, in the case of Global Notes, in accordance with applicable procedures of the Depository), together with such Holder’s Separate Notes, to the Trustee by such Holder at or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Put Right for a Holder of a Separate Note may be exercised with respect to all or a portion of such Holder’s Separate Notes (so long as such portion is an integral multiple of $1,000 principal amount). Prior to the Purchase Contract Settlement Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate Notes with respect to which a Holder has exercised a Put Right. In exchange for any Separate Notes surrendered pursuant to the Put Right, the Trustee shall then distribute such amount to the Holders of such Separate Notes.
(c)    If there has not been a Successful Remarketing on or prior to the last day of the Final Remarketing Period, the Put Right of Holders with respect to Notes relating to Applicable Ownership Interests in Notes included in Corporate Units will be deemed to be automatically exercised in accordance with Section 5.02(b) of the Purchase Contract and Pledge Agreement (unless any such Holder has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price).
(d)    Notes purchased pursuant to the Put Right shall be cancelled by the Trustee.
ARTICLE X
TAX TREATMENT
10.1    Tax Treatment. The Company agrees, and by acceptance of a Corporate Unit or a Separate Note, each Holder (or beneficial owner) will be deemed to have agreed for U.S. federal, state and local income tax purposes (unless otherwise required by any taxing authority) (a) to treat each beneficial owner of a Corporate Unit as the owner of each of the applicable stock purchase contract and the applicable interests in the Collateral, including the Notes underlying the Applicable Ownership Interest in Notes constituting a part of such Corporate Unit, (b) to treat the Notes as indebtedness, (c) with respect to Holders (or beneficial owners) who purchase Corporate Units upon issuance, to allocate, as of the Original Issue Date, 100% of a Holder’s (or beneficial owner’s) purchase price for a Corporate Unit to the Applicable Ownership Interests in Notes and 0% to each Purchase Contract, which will establish each Holder’s (or beneficial owner’s) initial tax basis in each Purchase Contract as $0 and each Holder’s (or beneficial owner’s) initial tax basis in each Applicable Ownership Interest in Notes as $50, and (d) in all events, not to take any position for U.S. federal, state or local income tax purposes that is inconsistent with or contrary to the above covenants.
10.2    FATCA. The Company agrees (i) to provide the Purchase Contract Agent and the Collateral Agent with such reasonable information as it has in its possession to enable the Contract Agent and the Collateral Agent to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Contract Agent and the Collateral Agent shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Contract Agent and the Collateral Agent shall not have any liability.

ARTICLE XI
THE TRUSTEE
11.1    Reserved.
11.2    Reserved.
11.3    Security Registrar and Paying Agent. Pursuant to the Base Indenture, the Company hereby appoints the Trustee as “Security Registrar” and “Paying Agent” with respect to the Notes.
11.4    Concerning the Trustee. The Trustee does not assume any duties, responsibilities or liabilities by reason of this Series F Supplemental Indenture other than as set forth in the Base Indenture or as expressly set forth herein and, in carrying out its responsibilities hereunder, shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Base Indenture.
11.5    Patriot Act Requirements of Trustee. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Series F Supplemental Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.
11.6    Notice upon Trustee. Any notice, direction, request, demand, consent or waiver by the Company or any Holder to or upon the Trustee, registrar or Paying Agent for the Notes shall be deemed to have been sufficiently given, made or filed, for all purposes, if given, made or filed in writing at the Corporate Trust Office of the Trustee.
ARTICLE XII
MISCELLANEOUS
12.1    Ratification of Indenture; Series F Supplemental Indenture Controls. The Base Indenture, as supplemented and (solely for purposes of the Notes) amended by this Series F Supplemental Indenture, is in all respects ratified and confirmed, and this Series F Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Series F Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of holders of multiple series of Securities voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply.
12.2    Recitals. The recitals herein contained are made by the Company only and not by the Trustee, and the Trustee does not assume any responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Series F Supplemental Indenture or the Notes. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in any prospectus, prospectus supplement or other disclosure material prepared or distributed with respect to the issuance of the Notes. The Trustee shall have no responsibility or liability with respect to the interest rate on the Notes and whether at any time it complies with applicable law. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Trustee shall be applicable in respect to the Notes and of this Series F Supplemental Indenture as fully and with like effect as if set forth herein in full.
12.3    Governing Law. This Series F Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles thereof) applicable to agreements made or instruments entered into and, in each case, performed in such state.
12.4    Separability Clause. In case any provision in this Series F Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby .
12.5    Counterparts. This Series F Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Series F Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Series F Supplemental Indenture as to the parties hereto and may be used in lieu of the original Series F Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

ii

IN WITNESS WHEREOF, the parties hereto have caused this Series F Supplemental Indenture to be duly executed as of the date first above written.

DTE ENERGY COMPANY

By:/s/Jeffrey A. Jewell
Name: Jeffrey A. Jewell
Title: Chief Risk Officer

Date:    November 1, 2019

Attest:

By:/s/Lisa A. Muschong
Name:    Lisa A. Muschong
Title:    Vice President, Corporate Secretary and
Chief of Staff

Signature Page to Series F Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Series F Supplemental Indenture to be duly executed as of the date first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:/s/Karen Yu
Authorized Signatory

Date: November 1, 2019

Signature Page to Series F Supplemental Indenture

EXHIBIT A
FORM OF
2019 SERIES F 2.25% REMARKETABLE SENIOR NOTE
DUE 2025
[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (“DTC”), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*
THE NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $1,000 AND ANY GREATER INTEGRAL MULTIPLE OF $1,000, EXCEPT AS PROVIDED IN THE SERIES F SUPPLEMENTAL INDENTURE. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF NOTES IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER EXCEPT AS PROVIDED IN THE SERIES F SUPPLEMENTAL INDENTURE. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.
* Insert in Global Notes.

DTE ENERGY COMPANY

[Up to]* $[ ]
2019 SERIES F 2.25% REMARKETABLE SENIOR NOTE DUE 2025
Dated: [ ] [ ], 20[ ]
NUMBER R-[ ]    [CUSIP NO: 233331 BD8]*

Registered Holder:    [ISIN NO: US233331BD84]*

*    Insert in Global Notes and Notes included in Corporate Units in global form.
DTE ENERGY COMPANY, a Michigan corporation (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of ____________ Dollars]** [specified in the Schedule of Increases or Decreases in this Note annexed hereto]* on November 1, 2025, or at the Company’s option in connection with and following a Successful Remarketing, at a date earlier than November 1, 2025 but not earlier than November 1, 2024 (the “Stated Maturity”), and to pay interest thereon at the rate of 2.25% per annum, such interest to accrue from, and including, November 1, 2019, subject to any reset of such interest rate in connection with a Successful Remarketing, as described below. Subject to the Company’s right to change the interest payment dates as set forth in the Series F Supplemental Indenture (as defined on the reverse hereof) in connection with a Successful Remarketing, interest is payable quarterly in arrears on each February 1, May 1, August 1 and November 1, commencing on February 1, 2020 (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment. On and after a Remarketing Settlement Date, interest on this Note will be payable at the relevant Reset Rate or, if the interest rate has not been reset, at the Coupon Rate of 2.25% per annum. The Reset Rate, if any, shall be established pursuant to the terms of the Indenture and the Remarketing Agreement. If Interest Payments are not paid, they will accrue and compound on each Interest Payment Date until paid at the annual rate of 2.25% per annum, to the extent permitted by applicable law, unless a Successful Remarketing shall have occurred, in which case on and after the Remarketing Settlement Date the Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Reset Rate.
** Insert in Notes other than Global Notes and Notes included in Corporate Units in global form.
The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during a 30-day month. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Note is registered, at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided that interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Note (or any Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 307 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by such exchange. The “Regular Record Date” with respect to any Interest Payment Date for the Notes, will be the fifteenth day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (whether or not a Business Day).
If an Interest Payment Date, Redemption Date or the Stated Maturity of the Notes or the date (if any) on which the Company is required to purchase the Notes falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.
This Note may be presented for payment of principal and interest at the office of the Paying Agent, in the Borough of Manhattan, The City of New York, New York; provided that payment of interest will be made by the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Security Register or (ii) if such Person so requests and designates an account in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account. Payment of the principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
The indebtedness of the Company evidenced by this Note, including the principal hereof and interest hereon, shall rank equally with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the provisions of the Indenture shall govern and control.
This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DTE ENERGY COMPANY

By:___________________________________________
Name:
Title:

Date:    November 1, 2019

Attest:

By:___________________________________________
Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the Series designated herein, referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:___________________________________________
Authorized Signatory

Date: November 1, 2019

REVERSE OF NOTE
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series pursuant to the Amended and Restated Indenture, dated as of April 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee”) (the “Base Indenture”), as supplemented and amended by a Series F Supplemental Indenture dated as of November 1, 2019 by and between the Company and the Trustee (the “Series F Supplemental Indenture” and together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes. This Security is one of the Series designated on the face hereof (the “Notes”) which is limited in aggregate principal amount to $1,300,000,000.
Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.
As provided in and subject to the provisions in the Indenture, if there has been a Failed Final Remarketing, the Company may, at its option, redeem the Notes, in whole or in part, from time to time on or after November 1, 2024, at a price equal to the Redemption Price, in accordance with Article Eleven of the Base Indenture and Article III of the Series F Supplemental Indenture.
The Notes shall be remarketed as provided in the Series F Supplemental Indenture. In connection with a Successful Remarketing, the Remarketing Agent, in consultation with the Company, may move the Stated Maturity of the Notes to a date earlier than November 1, 2025 but not earlier than November 1, 2024, remarket the Notes as fixed- or floating-rate notes, and reset the interest rate of the Notes. Furthermore, in connection with a Successful Remarketing, the Notes will cease to be redeemable at the Company’s option. Following any Successful Remarketing of the Notes, if the Notes are remarketed as fixed-rate notes, interest on the Notes will be payable semi-annually on May 1 and November 1 of each year or, if the Notes are remarketed as floating-rate notes, interest on the Notes will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year.
Pursuant to the Series F Supplemental Indenture, if there has not been a Successful Remarketing prior to the end of the Final Remarketing Period, Holders of the Notes will have the right to require the Company to purchase such Notes for cash on the Purchase Contract Settlement Date at a price per Note to be purchased equal to the principal amount of the applicable Note.
The Notes are not subject to the operation of any sinking fund and, except as set forth in the Series F Supplemental Indenture, are not repayable at the option of a Holder thereof prior to the Stated Maturity.
In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Prior to the Purchase Contract Settlement Date, the provisions of Section 403 of the Base Indenture shall not apply to the Notes.
The Company will not pay any additional amounts to any Holder that is not a United States person in respect of any tax, assessment or governmental charge.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of all Notes issued under the Indenture at the time Outstanding and affected thereby; provided, however, that no such amendment shall without the consent of the Holder of each Note so affected, among other things (i) change the stated maturity of the principal of, or any installment of principal of or interest on any Notes, or reduce the principal amount thereof, or reduce the rate of interest thereon, or reduce any premium payable upon the redemption thereof (subject to Article IX of the Series F Supplemental Indenture) or (ii) reduce the percentage of Notes, the Holders of which are required to consent to any amendment or waiver or for certain other matters as set forth in the Indenture. The Indenture also contains provisions permitting (i) the registered Holders of 66 2/3% in aggregate principal amount of the Notes at the time Outstanding affected thereby, on behalf of the registered Holders of the Notes, to waive compliance by the Company with certain provisions of the Indenture and (ii) the registered Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding affected thereby, on behalf of the registered Holders of the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such registered Holder and upon all future registered Holders and owners of this Note and of any Note issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, together with the completed and executed Transfer Certificate attached hereto, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.
As set forth in, and subject to the provisions of, the Indenture, no registered owner of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the registered owners of not less than 25% in principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request within such 60-day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of or premium, if any, or any interest on this Note on or after the respective due dates expressed herein.
Pursuant to the Series F Supplemental Indenture, Notes corresponding to Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be initially issued as Global Notes. Except upon recreation of Corporate Units and except as otherwise provided in the Indenture, Notes represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form. Unless and until such Global Notes are exchanged for Notes in definitive form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.
By acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Note as indebtedness and to take other positions for such tax purposes as set forth in the Series F Supplemental Indenture.
No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

This Note shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles thereof) applicable to agreements made or instruments entered into and, in each case, performed in such state.
ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:_________________	_____,	_______,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THIS NOTE
The initial principal amount of this Note is: $
Changes to Principal Amount of [Global] Note

Date	Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount Of this Note	Signature of Trustee

EXHIBIT B
FORM OF PUT NOTICE
TO:    The Bank of New York Mellon Trust Company, N.A.
240 Greenwich Street,
New York, NY 10286
Attn: Corporate Trust Administration

DTE Energy Company
2019 Series F 2.25% Remarketable Senior Notes due 2025
Please refer to the Amended and Restated Indenture, dated as of April 9, 2001, between DTE Energy Company (the “Company”) and The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee”) (the “Base Indenture”), as supplemented and amended by a Series F Supplemental Indenture dated as of November 1, 2019, by and between the Company and the Trustee (the “Series F Supplemental Indenture” and together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
The undersigned registered Holder of the Note designated below, which is being delivered to the Trustee herewith, hereby requests and instructs the Company to purchase such Note or the portion thereof specified below (so long as such portion is in a principal amount of $1,000 or an integral multiple thereof), in accordance with the terms of the Indenture, at the price of 100% of the principal amount of such Note (or portion thereof). The Note (or portion thereof) shall be purchased by the Company as of the Purchase Contract Settlement Date pursuant to the terms and conditions specified in the Indenture.
Dated:
Signature:
NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Signature Guarantee:
Note Certificate Number (if applicable):
Principal Amount:
Portion to be purchased if other than the Principal Amount set forth above:
Social Security or Other Taxpayer Identification Number:
DTC Account Number (if applicable):
Name of Account Party (if applicable):

B-1

PAYMENT INSTRUCTIONS: The purchase price of the Note should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s):__________________________________________
(Please Print)

Address___________________________________________
(Please Print)

__________________________________________________
(Zip Code)

__________________________________________________
(Tax Identification or Social Security Number)

B-2